Exhibit 99.1

BioTime CEO Michael D. West to Present at the Future Leaders in the Biotech Industry Conference

ALAMEDA, Calif.--(BUSINESS WIRE)--April 18, 2012--BioTime, Inc. (NYSE Amex:BTX), a biotechnology company that develops and markets products in the field of regenerative medicine, today announced that Chief Executive Officer Michael D. West, Ph.D. will present at the Future Leaders in the Biotech Industry conference on Friday, April 20, 2012, 9:00 a.m. EDT, at the Millennium Broadway Hotel in New York City. Dr. West will present a corporate overview of BioTime and its subsidiaries with an update on the progress of BioTime’s product development programs. The presentation will be webcast and available online at the Investors section of the BioTime website at www.biotimeinc.com.

The annual Future Leaders in the Biotech Industry conference, now in its 19th year, is the longest-running independent Wall Street conference serving the biotech community. The one-day meeting presented by BioCentury and Thomson Reuters connects leading portfolio managers, bankers and analysts with private and public companies in key therapeutic areas.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com